SUB-ITEM 77Q1 (g)

A copy of the agreement and other documents relevant to the information sought in Sub-Item 77M are contained in the Trust's Registration Statement on Form N-14 on behalf of the Core Equity Series (File No. 333-141150), as filed with the Securities and Exchange Commission via EDGAR on March 8, 2007. Such document is incorporated herein by reference.

A copy of the agreement and other documents relevant to the information sought in Sub-Item 77M are contained in the Trust's Registration Statement on Form N-14 on behalf of the Massachusetts Investors Growth Stock Series (File No. 333-141150), as filed with the Securities and Exchange Commission via EDGAR on March 8, 2007. Such document is incorporated herein by reference.